Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$46,219,560
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,678,201)
Dividend Income	3,328
Interest Income	6,187
ETF Transaction Fees	15,000
Total Income (Loss)	$39,565,874

Expenses
General Partner Management Fees	$170,255
Professional Fees	34,623
Brokerage Commissions	92,557
Directors' Fees and insurance	5,908
NYMEX License Fee	4,256
SEC & FINRA Registration Expense	25,200
Total Expenses	$332,799
Net Income (Loss)	$39,233,075

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/21	$361,511,151
Additions (1,900,000 Shares)	20,003,893
Withdrawals (9,000,000 Shares)	(95,758,564)
Net Income (Loss)	39,233,075

Net Asset Value End of Month	$324,989,555
Net Asset Value Per Share (31,384,588 Shares)	$10.36

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596